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                                                                    Exhibit 23.1


                             [ARTHUR ANDERSEN LETTERHEAD]



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 filed by NEXTLINK Communications, Inc. (the "Company") of our report dated March 12, 1998, included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington
January 25, 1999